UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012 (December 15, 2011)

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

(615) 372-8500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

LifePoint Hospitals, Inc. is filing this amendment to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 10, 2012 (the “Original Report”), in order to correct a typographical error. The first line of the Original Report incorrectly referenced September 16, 2012 instead of the correct reference to September 16, 2011. All other information in the Original Report is unchanged, and the body of the Current Report on Form 8-K, as amended, is set forth below.

Item 8.01	Other Events.

On September 16, 2011, LifePoint Hospitals, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized a stock repurchase program of up to $250 million of the Company’s common stock over an 18 month period (the “Repurchase Authorization”).

Pursuant to this Repurchase Authorization, the Company may repurchase shares authorized under its stock repurchase program, if at all, through open market purchases or privately negotiated transactions in accordance with its senior credit facility and with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 as amended (the “Act”).

Pursuant to the existing Repurchase Authorization, on December 15, 2011, the Company finalized and entered into a trading plan in accordance with Rule 10b5-1 under the Act (the “Plan”), to facilitate repurchases of its common stock during a portion of its blackout period (on or after January 2, 2012) if price targets in the Plan are met while the Plan is in place.

The Plan will expire on February 22, 2012, unless terminated earlier in accordance with its terms.

The Company does not retain or exercise any discretion over purchases of common stock under the Plan.

Because repurchases under the Plan, if any, are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Paul D. Gilbert
Name:	Paul D. Gilbert
Title:	Executive Vice President and Chief Legal Officer

Date: January 11, 2012